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                                                             Exhibit No. 23.1


[LETTERHEAD OF PRICE WATERHOUSE L.L.P. APPEARS HERE]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of M.D.C. Holdings, Inc. of our report dated February 10, 1994 appearing on page F-2 of M.D.C. Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE L.L.P.

Los Angeles, California
August 15, 1994